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FOR IMMEDIATE RELEASE                    CONTACT:  Media - Joe Russo
                                                   (201) 307-2486
                                                   Financial - Lauren S. Babus
                                                   (201) 307-2100



HERTZ REPORTS RECORD FOURTH QUARTER EARNINGS, UP 26%; FULL YEAR `99 EARNINGS, UP OVER 21%, SET ANOTHER RECORD



PARK RIDGE, NJ, January 19, 2000 -- The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, reported record fourth quarter 1999 earnings of $60.3 million, up 26 percent from the $47.9 million generated for the same period last year. Earnings per share for the quarter, on a diluted basis, were 56 cents per share, up from 44 cents for the fourth quarter, 1998.

     It was also Hertz' sixth consecutive year of record earnings, with the company reporting net income of $336 million for the full year 1999, up more than 21 percent over the $277 million for full year 1998. Earnings per share on a diluted basis for the full year 1999 were $3.10, up from $2.55 for the previous year.

     Also a record quarter for revenue, Hertz reported fourth quarter 1999 revenue of $1.2 billion, a nearly 10 percent increase over the $1.1 billion reported for the same period last year.

     For the full year 1999, Hertz reported record revenue of $4.7 billion, an increase of more than 11 percent over the $4.2 billion in revenue generated in 1998.

     Craig R. Koch, President and Chief Executive Officer, attributed the record performance to strong demand, improved car rental pricing and continuing cost efficiency improvements. Hertz also announced that it will not acquire Axus International, Inc., a car leasing company, owned by Ford Motor Credit. Instead, Hertz will license its name and provide management services to Axus under a five-year contract, covering select international markets. Axus is headquartered in London with operations in 15 countries in Europe and Asia Pacific.

     Headquartered in Park Ridge, NJ, Hertz operates from 6,300 locations in the U.S. and over 140 foreign countries.




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                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited


                                                                 Three Months                         As % of
                                                               Ended December 31,                   Total Revenue
                                                            ------------------------             --------------------
                                                              1999              1998               1999          1998
                                                            ----------     ---------              ------        ------
Revenue                                                     $1,170,514      $1,066,035             100.0%        100.0%
                                                            ----------      ----------             -----          -----
Expenses:
    Direct operating                                           549,178          516,204             46.9%         48.4%
    Depreciation of revenue earning equipment                  319,184          281,421             27.3%         26.4%
    Selling, general and administrative                        112,274          112,989              9.6%         10.6%
    Interest - net                                              91,148           78,364              7.8%          7.4%
                                                           -----------        ----------          -------       -------
       Total expenses                                        1,071,784          988,978             91.6%         92.8%
                                                             ---------        ---------           -------       -------
Income before income taxes                                      98,730           77,057              8.4%          7.2%
Income taxes                                                    38,429           29,190              3.2%          2.7%
                                                           -----------       ----------           -------       -------
Net income                                                $     60,301      $    47,867              5.2%          4.5%
                                                           ===========       ==========           =======       =======
Earnings per share
    Basic                                                        $0.56            $0.44
    Diluted                                                      $0.56            $0.44
Weighted average number of shares outstanding:
    Basic                                                  107,860,277      107,920,692
    Diluted                                                108,225,547      108,314,527



                                                                    Year Ended                           As % of
                                                                    December 31,                      Total Revenue
                                                            ----------------------------       ----------------------------
                                                               1999             1998               1999            1998
                                                            ----------      ------------       ------------- --------------
Revenue                                                     $4,715,666       $4,238,333           100.0%          100.0%
                                                            ----------       ----------           -----
Expenses:
    Direct operating                                         2,120,688        1,948,837             45.0%          46.0%
    Depreciation of revenue earning equipment                1,240,818        1,078,009             26.3%          25.4%
    Selling, general and administrative                        452,408          439,821              9.6%          10.4%
    Interest - net                                             341,359          306,274              7.2%           7.2%
                                                            ----------       ----------           -------        -------
       Total expenses                                        4,155,273        3,772,941             88.1%          89.0%
                                                            ----------        ---------           ------         ------
Income before income taxes                                     560,393          465,392             11.9%          11.0%
Income taxes                                                   224,392          188,383              4.8%           4.5%
                                                            ----------       ----------           -------        -------
Net income                                                  $ 336,001       $   277,009              7.1%           6.5%
                                                            ==========       ==========           =======        =======
Earnings per share
    Basic                                                        $3.11            $2.56
    Diluted                                                      $3.10            $2.55
Weighted average number of shares outstanding:
    Basic                                                  107,968,511      108,067,850
    Diluted                                                108,558,038      108,561,352




                              BALANCE SHEET DATA
                           (In Thousands of Dollars)
                                   Unaudited

                                                                 December 31,
                                                         ------------------------------
                                                            1999                1998
                                                         ----------           ---------
Revenue earning equipment:
    Cars                                                 $4,762,344          $4,472,508
    Other equipment                                       1,501,434           1,309,525
Total assets                                             10,136,707           8,872,558
Total debt                                                6,602,220           5,759,783
Stockholders' equity                                      1,673,991           1,393,823



Note: Certain prior year amounts have been reclassified to conform to current year presentation.

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